Exhibit 23.2
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







The Board of Directors, Chevron Corporation:

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos.33-58463 and 333-90977) of Chevron Corporation, and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02011, 333-21805, 333-21807,
333-21809,  333-26731,  333-46261,  33-3899,  33-34039 and  33-35283) of Chevron
Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-90977-01) of Chevron Capital Corporation and Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-90977-02) of Chevron Canada Capital Company and Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-56373 and 33-56377) of Chevron Transport Corporation and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-90907) of Caltex Corporation of our report dated February 7, 2000, relating to the combined balance sheets of the Caltex Group of Companies as of December 31, 1999 and 1998 and the related combined statements of income, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, Report on Form 10-K of Chevron Corporation.



                                                               /s/ KPMG
                                                               ----------------
                                                                KPMG
                                                                Singapore
                                                                March 29, 2000

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